UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                            -----------------

                                FORM 8-K

                            CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934


    Date of report (Date of earliest event reported): August 22, 2001



                        HANOVER GOLD COMPANY, INC.
             (Exact Name of Registrant as Specified in Charter)



       Delaware                    000-23022               11-2740461
(State or Other Jurisdiction      (Commission            (IRS Employer
    of Incorporation)             File Number)         Identification No.)



              424 S. Sullivan Rd., Suite # 300; Veradale, WA 99037, USA
                    (Address of principal executive offices)





Registrant's telephone number, including area code:   (509)891-8817


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Item 5.  Other Events

Hanover Gold Company, Inc. announced on August 22, 2001 that it had hired a consulting geologist with experience in hydrology to identify areas that have the potential for deep-water aquifers. Because of the water shortage in various areas of the country, particularly in the southwest, Hanover is directing its attention to researching the technology to locate and tap into deep-water aquifers. Deep fresh water aquifers provide a greatly needed source of renewable water and can be sold outright or on an annualized basis to municipalities. Hanover is also investigating the possibility of joint venturing the acquisition, exploration and development of an aquifer or aquifers with a company that has considerable data relating to areas with the potential for deep-water aquifers.





SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the re gistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          HANOVER GOLD COMPANY, INC.
          (Registrant)

Date   August 27, 2001     By   /s/Hobart Teneff
               (Hobart Teneff, President)


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